Exhibit 99.1
For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com
For Immediate Release
PrivateBancorp Announces Third Quarter 2013 Earnings Schedule

CHICAGO, September 30, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it intends to release its third quarter 2013 earnings on October 17, 2013, prior to the opening of trading. The company will host a conference call for investors and analysts at 11 a.m. Eastern Time (10 a.m. Central Time) on the same day. The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). Call participants should request the PrivateBancorp Third Quarter 2013 Earnings Call. A live webcast of the call can be accessed through the "Third Quarter 2013 Earnings Conference Call" link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

An audio archive of the call will be available on the company’s investor relations section of its website approximately two hours after the call ends. A telephone replay will also be accessible after completion of the call through 11:59 p.m. Eastern Time, October 31, 2013, by dialing 855-859-2056 and entering the conference ID number: 72261519. The replay number for international callers is 404-537-3406.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of June 30, 2013, the company had 36 offices in 10 states and $13.5 billion in assets. The company’s website is www.theprivatebank.com.